Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 19, 2017		574-235-2000

1st Source Corporation Reports Earnings,
History of Increased Dividends Continues
QUARTERLY HIGHLIGHTS

•	Net income improved to $15.23 million and diluted net income per common share improved to $0.58 from the prior year's quarter.

•	Return on average assets of 1.11% and return on average common shareholders' equity of 8.96%.

•	Net charge-offs of $1.10 million and nonperforming assets to loans and leases of 0.70%.

•	Average loans and leases grew $190.45 million or 4.81% from the fourth quarter of 2015.

•	Average deposits grew $301.31 million or 7.35% from the fourth quarter of 2015.

•	Net interest income increased slightly from the fourth quarter of 2015.

•	Noninterest income increased $1.45 million or 6.96% from the fourth quarter of 2015 (increased 5.19% excluding leased equipment depreciation).

•	Noninterest expenses were comparable to the fourth quarter of 2015 (decreased 1.65% excluding leased equipment depreciation).
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $57.79 million for the year of 2016, compared to $57.49 million in 2015. Fourth quarter net income was $15.23 million, an increase of 5.60% compared to $14.42 million in the fourth quarter of 2015. The year-to-date net income comparison was positively impacted by net gains of $1.80 million on investment securities available-for-sale and gains of $1.86 million on a partnership investment liquidation required by the Volcker Rule. These positives were offset by a reduction in net interest recoveries of $3.16 million and a higher provision for loan and lease losses of $3.67 million.
Diluted net income per common share for the year improved to $2.22 compared to $2.17 a year earlier. Diluted net income per common share for the fourth quarter was $0.58, compared to $0.55 per common share reported in the fourth quarter of the previous year.
At its January 2017 meeting, the 1st Source Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable to shareholders of record on February 6, 2017 and will be paid on February 15, 2017. Cash dividends for 2016 increased 7.30% over the previous year.

According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a steady fourth quarter and 2016 was our 29th year of consecutive annual dividend growth. Credit quality remains stable and we have seen average deposits increase 7.35% from a year ago. Average loan and lease growth of 4.81% for the same quarterly period was a strong increase considering the acquisitions of a number of our clients. As an example, the consolidation occurring in the recreational vehicle industry and the auto rental industry has resulted in the sale of a number of our clients to substantially larger companies. These sales and mergers have resulted in loan payoffs as have the sale of local business customers with aging owners who took advantage of the improved economy to sell their businesses. For the year, average loans and leases grew by 7.20%.”
“This past quarter we launched a new mobile responsive website and smart watch apps for Android™ and Apple® watches. We also opened a new expanded banking center in Warsaw, Indiana, replacing our former downtown location and financed our first tax advantaged renewable energy solar projects.”
“We were once again identified for providing the best banking experience in the Midwest by The MSR Group, a top research firm specializing in the customer experience in retail banking. To determine this they interviewed thousands of customers of banks including the top 50 banks in the country. We are proud to have received this award for two consecutive years as it shows our commitment to delivering outstanding client service. We are committed to providing outstanding service to our clients whether they prefer to bank in person, online or with their mobile device.” Mr. Murphy concluded.

FOURTH QUARTER 2016 FINANCIAL RESULTS
Loans
Average loans and leases of $4.15 billion increased $190.45 million, or 4.81% in the fourth quarter of 2016 from the year ago quarter and have decreased slightly from the third quarter. Annual average loans and leases of $4.11 billion increased $276.36 million, or 7.20% from the same period in 2015.
Deposits
Average deposits of $4.40 billion grew $301.31 million, or 7.35% for the quarter ended December 31, 2016 from the year ago quarter and have increased $48.97 million, or 1.12% compared to the third quarter. Annual average deposits for 2016 were $4.30 billion an increase of $341.64 million or 8.62% from 2015.
Net Interest Income and Net Interest Margin
Fourth quarter 2016 net interest income of $43.38 million increased slightly from the fourth quarter a year ago and increased $0.69 million, or 1.61% from the third quarter. Net interest recoveries during the quarter were down $1.70 million from 2015, resulting in a 14 basis point reduction to the net interest margin.
Fourth quarter 2016 net interest margin was 3.39%, a decrease of 19 basis points from the 3.58% for the same period in 2015 and an increase of 4 basis points from the 3.35% in the third quarter. Fourth quarter 2016 net interest margin on a fully tax-equivalent basis was 3.42%, a decrease of 19 basis points from the 3.61% for the same period in 2015 and an increase of 3 basis points from the 3.39% in the third quarter.

For the twelve months of 2016, net interest income was $169.66 million, an increase of $3.14 million, or 1.88% compared to the same period a year ago. Net interest recoveries for 2016 were down $3.16 million from 2015, resulting in a 6 basis point reduction to the net interest margin.
Net interest margin for the year ending December 31, 2016 was 3.39%, a decrease of 18 basis points from the 3.57% for the year ending December 31, 2015. Net interest margin on a fully tax-equivalent basis for the year ending December 31, 2016 was 3.43%, a decrease of 17 basis points from the 3.60% for the year ending December 31, 2015.
Noninterest Income
Noninterest income increased $1.45 million or 6.96% and $5.63 million or 6.76% in the three and twelve month periods ended December 31, 2016, respectively over the same periods a year ago. The increase in noninterest income during the fourth quarter was mainly due to higher equipment rental income related to an increase in the average equipment rental portfolio and gains on the sale of available-for-sale equity securities, which was offset by lower monogram fund income. The increase in noninterest income during the twelve months of 2016 was primarily due to higher equipment rental income related to an increase in the average equipment rental portfolio, improved debit card income due to growth in those transactions, gains on the liquidation of a partnership investment required by the Volcker Rule and gains on the sale of available-for-sale equity securities, which was offset by lower monogram fund income and decreased customer swap fees.
Noninterest Expense
Noninterest expense was flat for the quarter ended December 31, 2016 and increased $4.53 million or 2.85% for the twelve months of 2016, respectively over the comparable periods a year ago. Excluding depreciation on leased equipment, annual noninterest expenses were up $1.13 million or 0.80%. The 2016 increase in noninterest expense was primarily due to higher depreciation on leased equipment, furniture and equipment expense and increased loan and lease collection and repossession expenses offset by reduced residential mortgage foreclosure expenses, losses on the sale of fixed assets and lower supplies and communication. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio. Furniture and equipment expense was higher due to increased software maintenance costs, depreciation on new equipment with banking center remodels and computer processing charges. Loan and lease collection and repossession expenses increased mainly due to lower recoveries on repurchased mortgage loans, fewer gains on the sale of other real estate owned and repossessions and an increase in general collection and repossession expenses. Supplies and communication expense was lower primarily due to costs associated with replacing debit cards with embedded EMV chip cards in 2015 and a reduction in telephone charges. In addition, during the fourth quarter of 2016, business development and marketing expenses included $0.53 million of charitable contributions related to the gains on the sale of available-for-sale securities.
Credit
The reserve for loan and lease losses as of December 31, 2016 was 2.11% of total loans and leases compared to 2.13% at September 30, 2016 and 2.21% at December 31, 2015. Net charge-offs of $1.10 million were recorded for the fourth quarter of 2016 compared with net recoveries of $0.50 million in the same quarter a year ago. Net charge-offs for the full year were $5.40 million in 2016, compared to net recoveries of $0.88 in 2015.

The provision for loan and lease losses for the fourth quarter and full year of 2016 increased $0.74 million and $3.67 million, respectively compared with the same periods in 2015.
The ratio of nonperforming assets to net loans and leases was 0.70% as of December 31, 2016, up from the 0.50% on December 31, 2015 and comparable to the 0.68% on September 30, 2016.
Capital
As of December 31, 2016, the common equity-to-assets ratio was 12.26% compared to 12.30% at September 30, 2016 and 12.41% a year ago. The tangible common equity-to-tangible assets ratio was 10.89% at December 31, 2016 and 10.93% at September 30, 2016 compared to 10.96% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.59% at December 31, 2016 compared to 12.35% at September 30, 2016 and 12.39% a year ago. During 2016, the Company repurchased $8.03 million of common stock in several open market transactions. During the fourth quarter of 2016, accumulated other comprehensive income decreased $8.03 million as a result of the decrease in the market value of our investment securities available-for-sale given current market conditions. At December 31, 2016 approximately 53% of our investment securities portfolio will reprice in the next three years.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 81 banking centers, 22 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2016 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
AVERAGE BALANCES
Assets	$5,461,990	$5,425,530	$5,134,594	$5,360,685	$4,994,208
Earning assets	5,097,192	5,066,375	4,792,553	5,003,922	4,668,811
Investments	828,955	821,068	785,903	812,501	786,980
Loans and leases	4,149,913	4,189,340	3,959,468	4,113,508	3,837,149
Deposits	4,402,225	4,353,253	4,100,913	4,302,701	3,961,060
Interest bearing liabilities	3,729,397	3,734,322	3,532,627	3,695,309	3,459,939
Common shareholders’ equity	675,915	670,006	647,027	663,703	635,497

INCOME STATEMENT DATA
Net interest income	$43,383	$42.694	$43,211	$169,659	$166,521
Net interest income - FTE(1)	43,837	43,144	43,668	171,484	168,219
Provision for loan and lease losses	742	2,067	—	5,833	2,160
Noninterest income	22,356	22,665	20,902	88,945	83,316
Noninterest expense	41,761	41,145	41,744	163,645	159,114
Net income	15,225	14,264	14,417	57,786	57,486

PER SHARE DATA
Basic net income per common share	$0.58	$0.55	$0.55	$2.22	$2.17
Diluted net income per common share	0.58	0.55	0.55	2.22	2.17
Common cash dividends declared	0.180	0.180	0.180	0.720	0.671
Book value per common share	26.00	25.91	24.75	26.00	24.75
Tangible book value per common share(1)	22.75	22.65	21.49	22.75	21.49
Market value - High	45.61	35.99	34.35	45.61	34.35
Market value - Low	33.27	31.50	29.35	27.01	26.95
Basic weighted average common shares outstanding	25,873,552	25,867,169	26,059,762	25,879,397	26,173,351
Diluted weighted average common shares outstanding	25,873,552	25,867,169	26,059,762	25,879,397	26,173,351

KEY RATIOS
Return on average assets	1.11%	1.05%	1.11%	1.08%	1.15%
Return on average common shareholders’ equity	8.96	8.47	8.84	8.71	9.05
Average common shareholders’ equity to average assets	12.37	12.35	12.60	12.38	12.72
End of period tangible common equity to tangible assets(1)	10.89	10.93	10.96	10.89	10.96
Risk-based capital - Common Equity Tier 1(2)	12.59	12.35	12.39	12.59	12.39
Risk-based capital - Tier 1(2)	13.80	13.56	13.65	13.80	13.65
Risk-based capital - Total(2)	15.12	14.87	14.97	15.12	14.97
Net interest margin	3.39	3.35	3.58	3.39	3.57
Net interest margin - FTE(1)	3.42	3.39	3.61	3.43	3.60
Efficiency ratio: expense to revenue	63.53	62.95	65.11	63.28	63.69
Efficiency ratio: expense to revenue - adjusted(1)	59.87	60.10	61.98	60.24	60.93
Net charge offs to average loans and leases	0.11	0.44	(0.05)	0.13	(0.02)
Loan and lease loss reserve to loans and leases	2.11	2.13	2.21	2.11	2.21
Nonperforming assets to loans and leases	0.70	0.68	0.50	0.70	0.50

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
END OF PERIOD BALANCES
Assets	$5,486,268	$5,447,911	$5,379,938	$5,245,610	$5,187,916
Loans and leases	4,188,071	4,179,417	4,152,763	4,031,975	3,994,692
Deposits	4,333,760	4,377,038	4,325,084	4,225,148	4,139,186
Reserve for loan and lease losses	88,543	88,897	91,458	89,296	88,112
Goodwill and intangible assets	84,102	84,244	84,386	84,530	84,676
Common shareholders’ equity	672,650	670,259	661,756	649,973	644,053

ASSET QUALITY
Loans and leases past due 90 days or more	$416	$611	$275	$728	$122
Nonaccrual loans and leases	19,907	19,922	12,579	12,982	12,718
Other real estate	704	551	452	330	736
Repossessions	9,373	8,089	7,619	7,201	6,927
Equipment owned under operating leases	34	43	107	113	121
Total nonperforming assets	$30,434	$29,216	$21,032	$21,354	$20,624
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
ASSETS
Cash and due from banks	$58,578	$65,724	$58,944	$65,171
Federal funds sold and interest bearing deposits with other banks	49,726	30,100	14,297	14,550
Investment securities available-for-sale	850,467	828,615	814,258	791,727
Other investments	22,458	22,458	21,973	21,973
Mortgages held for sale	15,849	19,986	15,924	9,825
Loans and leases, net of unearned discount:
Commercial and agricultural	812,264	786,167	759,175	744,749
Auto and light truck	411,764	400,809	457,586	425,236
Medium and heavy duty truck	294,790	271,478	273,674	278,254
Aircraft	802,414	836,977	822,842	778,012
Construction equipment	495,925	498,086	484,354	455,565
Commercial real estate	719,170	744,972	715,932	700,268
Residential real estate and home equity	521,931	512,597	506,369	490,468
Consumer	129,813	128,331	132,831	122,140
Total loans and leases	4,188,071	4,179,417	4,152,763	3,994,692
Reserve for loan and lease losses	(88,543)	(88,897)	(91,458)	(88,112)
Net loans and leases	4,099,528	4,090,520	4,061,305	3,906,580
Equipment owned under operating leases, net	118,793	117,883	119,312	110,371
Net premises and equipment	56,708	54,654	54,506	53,191
Goodwill and intangible assets	84,102	84,244	84,386	84,676
Accrued income and other assets	130,059	133,727	135,033	129,852
Total assets	$5,486,268	$5,447,911	$5,379,938	$5,187,916

LIABILITIES
Deposits:
Noninterest bearing	$991,256	$992,776	$944,626	$902,364
Interest-bearing deposits:
Interest-bearing demand	1,471,526	1,417,692	1,391,823	1,350,417
Savings	814,326	799,891	779,899	745,661
Time	1,056,652	1,166,679	1,208,736	1,140,744
Total interest-bearing deposits	3,342,504	3,384,262	3,380,458	3,236,822
Total deposits	4,333,760	4,377,038	4,325,084	4,139,186
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	162,913	167,029	161,826	130,662
Other short-term borrowings	129,030	48,978	44,150	102,567
Total short-term borrowings	291,943	216,007	205,976	233,229
Long-term debt and mandatorily redeemable securities	74,308	64,760	64,738	57,379
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	54,843	61,083	63,620	55,305
Total liabilities	4,813,618	4,777,652	4,718,182	4,543,863

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2016, September 30, 2016, June 30, 2016, and December 31, 2015, respectively	436,538	436,538	436,538	436,538
Retained earnings	290,824	280,335	270,744	251,812
Cost of common stock in treasury (2,329,909, 2,338,581, 2,342,904, and 2,178,090 shares at December 31, 2016, September 30, 2016, June 30, 2016, and December 31, 2015, respectively)	(56,056)	(56,262)	(56,357)	(50,852)
Accumulated other comprehensive income	1,344	9,648	10,831	6,555
Total shareholders’ equity	672,650	670,259	661,756	644,053
Total liabilities and shareholders’ equity	$5,486,268	$5,447,911	$5,379,938	$5,187,916

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Interest income:
Loans and leases	$44,407	$44,965	$44,019	$175,999	$168,766
Investment securities, taxable	3,273	2,384	3,000	11,777	11,929
Investment securities, tax-exempt	679	672	731	2,740	2,992
Other	365	279	267	1,244	997
Total interest income	48,724	48,300	48,017	191,760	184,684
Interest expense:
Deposits	3,827	3,879	3,218	15,267	11,489
Short-term borrowings	95	150	103	525	484
Subordinated notes	1,055	1,055	1,055	4,220	4,220
Long-term debt and mandatorily redeemable securities	364	522	430	2,089	1,970
Total interest expense	5,341	5,606	4,806	22,101	18,163
Net interest income	43,383	42,694	43,211	169,659	166,521
Provision for loan and lease losses	742	2,067	—	5,833	2,160
Net interest income after provision for loan and lease losses	42,641	40,627	43,211	163,826	164,361
Noninterest income:
Trust and wealth advisory	4,834	4,691	4,688	19,256	19,126
Service charges on deposit accounts	2,304	2,366	2,336	9,053	9,313
Debit card	2,727	2,745	2,607	10,887	10,217
Mortgage banking	1,001	1,334	1,111	4,496	4,570
Insurance commissions	1,367	1,350	1,318	5,513	5,465
Equipment rental	6,616	6,657	6,000	25,863	22,302
Gains on investment securities available-for-sale	1,006	989	—	1,796	4
Other	2,501	2,533	2,842	12,081	12,319
Total noninterest income	22,356	22,665	20,902	88,945	83,316
Noninterest expense:
Salaries and employee benefits	22,156	22,136	22,579	86,837	86,133
Net occupancy	2,443	2,435	2,466	9,686	9,768
Furniture and equipment	5,001	4,898	4,877	19,500	18,348
Depreciation — leased equipment	5,563	5,570	4,938	21,678	18,280
Professional fees	1,508	1,244	1,467	5,161	4,682
Supplies and communication	1,106	1,256	1,889	5,244	6,011
FDIC and other insurance	710	647	868	3,147	3,412
Business development and marketing	1,668	1,263	1,330	4,936	4,837
Loan and lease collection and repossession	464	324	182	1,600	667
Other	1,142	1,372	1,148	5,856	6,976
Total noninterest expense	41,761	41,145	41,744	163,645	159,114
Income before income taxes	23,236	22,147	22,369	89,126	88,563
Income tax expense	8,011	7,883	7,952	31,340	31,077
Net income	$15,225	$14,264	$14,417	$57,786	$57,486
Per common share:
Basic net income per common share	$0.58	$0.55	$0.55	$2.22	$2.17
Diluted net income per common share	$0.58	$0.55	$0.55	$2.22	$2.17
Cash dividends	$0.180	$0.180	$0.18	$0.720	$0.671
Basic weighted average common shares outstanding	25,873,552	25,867,169	26,059,762	25,879,397	26,173,351
Diluted weighted average common shares outstanding	25,873,552	25,867,169	26,059,762	25,879,397	26,173,351

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$696,110	$3,273	1.87%	$690,867	$2,384	1.37%	$663,569	$3,000	1.79%
Tax-exempt(1)	132,845	983	2.94%	130,201	973	2.97%	122,334	1,074	3.48%
Mortgages held for sale	14,615	128	3.48%	14,681	134	3.63%	8,392	88	4.16%
Loans and leases, net of unearned discount(1)	4,149,913	44,429	4.26%	4,189,340	44,980	4.27%	3,959,468	44,045	4.41%
Other investments	103,709	365	1.40%	41,286	279	2.69%	38,790	267	2.73%
Total earning assets(1)	5,097,192	49,178	3.84%	5,066,375	48,750	3.83%	4,792,553	48,474	4.01%
Cash and due from banks	62,689			60,665			62,446
Reserve for loan and lease losses	(89,618)			(92,237)			(89,841)
Other assets	391,727			390,727			369,436
Total assets	$5,461,990			$5,425,530			$5,134,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,406,478	$3,827	0.45%	$3,393,457	$3,879	0.45%	$3,193,247	$3,218	0.40%
Short-term borrowings	189,895	95	0.20%	217,460	150	0.27%	223,202	103	0.18%
Subordinated notes	58,764	1,055	7.14%	58,764	1,055	7.14%	58,764	1,055	7.12%
Long-term debt and mandatorily redeemable securities	74,260	364	1.95%	64,641	522	3.21%	57,414	430	2.97%
Total interest-bearing liabilities	3,729,397	5,341	0.57%	3,734,322	5,606	0.60%	3,532,627	4,806	0.54%
Noninterest-bearing deposits	995,747			959,796			907,666
Other liabilities	60,931			61,406			47,274
Shareholders’ equity	675,915			670,006			647,027
Total liabilities and shareholders’ equity	$5,461,990			$5,425,530			$5,134,594
Less: Fully tax-equivalent adjustments		(454)			(450)			(457)
Net interest income/margin (GAAP-derived)(1)		$43,383	3.39%		$42,694	3.35%		$43,211	3.58%
Fully tax-equivalent adjustments		454			450			457
Net interest income/margin - FTE(1)		$43,837	3.42%		$43,144	3.39%		$43,668	3.61%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$684,503	$11,777	1.72%	$664,480	$11,929	1.80%
Tax-exempt(1)	127,998	3,981	3.11%	122,500	4,406	3.60%
Mortgages held for sale	12,396	467	3.77%	11,099	439	3.96%
Loans and leases, net of unearned discount(1)	4,113,508	176,116	4.28%	3,837,149	168,611	4.39%
Other investments	65,517	1,244	1.90%	33,583	997	2.97%
Total earning assets(1)	5,003,922	193,585	3.87%	4,668,811	186,382	3.99%
Cash and due from banks	60,753			61,400
Reserve for loan and lease losses	(90,206)			(87,208)
Other assets	386,216			351,205
Total assets	$5,360,685			$4,994,208

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,358,827	$15,267	0.45%	$3,106,990	$11,489	0.37%
Short-term borrowings	210,876	525	0.25%	236,940	484	0.20%
Subordinated notes	58,764	4,220	7.18%	58,764	4,220	7.18%
Long-term debt and mandatorily redeemable securities	66,842	2,089	3.13%	57,245	1,970	3.44%
Total interest-bearing liabilities	3,695,309	22,101	0.60%	3,459,939	18,163	0.52%
Noninterest-bearing deposits	943,874			854,070
Other liabilities	57,799			44,702
Shareholders’ equity	663,703			635,497
Total liabilities and shareholders’ equity	$5,360,685			$4,994,208
Less: Fully tax-equivalent adjustments		(1,825)			(1,698)
Net interest income/margin (GAAP-derived)(1)		$169,659	3.39%		$166,521	3.57%
Fully tax-equivalent adjustments		1,825			1,698
Net interest income/margin - FTE(1)		$171,484	3.43%		$168,219	3.60%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2016	2016	2015	2016	2015
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$48,724	$48,300	$48,017	$191,760	$184,684
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	150	150	113	584	284
(C)	- Tax-exempt investment securities	304	300	344	1,241	1,414
(D)	Interest income - FTE (A+B+C)	49,178	48,750	48,474	193,585	186,382
(E)	Interest expense (GAAP)	5,341	5,606	4,806	22,101	18,163
(F)	Net interest income (GAAP) (A–E)	43,383	42,694	43,211	169,659	166,521
(G)	Net interest income - FTE (D–E)	43,837	43,144	43,668	171,484	168,219
(H)	Annualization factor	3.978	3.978	3.967	1.000	1.000
(I)	Total earning assets	$5,097,192	$5,066,375	$4,792,553	$5,003,922	$4,668,811
	Net interest margin (GAAP-derived) (F*H)/I	3.39%	3.35%	3.58%	3.39%	3.57%
	Net interest margin - FTE (G*H)/I	3.42%	3.39%	3.61%	3.43%	3.60%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$43,383	$42,694	$43,211	$169,659	$166,521
(G)	Net interest income - FTE	43,837	43,144	43,668	171,484	168,219
(J)	Plus: noninterest income (GAAP)	22,356	22,665	20,902	88,945	83,316
(K)	Less: gains/losses on investment securities and partnership investments	(974)	(1,046)	(249)	(3,873)	(2,130)
(L)	Less: depreciation - leased equipment	(5,563)	(5,570)	(4,938)	(21,678)	(18,280)
(M)	Total net revenue (GAAP) (F+J)	65,739	65,359	64,113	258,604	249,837
(N)	Total net revenue - adjusted (G+J–K–L)	59,656	59,193	59,383	234,878	231,125
(O)	Noninterest expense (GAAP)	41,761	41,145	41,744	163,645	159,114
(L)	Less: depreciation - leased equipment	(5,563)	(5,570)	(4,938)	(21,678)	(18,280)
(P)	Less: contribution expense limited to gains on investment securities in (K)	(484)	—	—	(484)	—
(Q)	Noninterest expense - adjusted (O–L–P)	35,714	35,575	36,806	141,483	140,834
	Efficiency ratio (GAAP-derived) (O/M)	63.53%	62.95%	65.11%	63.28%	63.69%
	Efficiency ratio - adjusted (Q/N)	59.87%	60.10%	61.98%	60.24%	60.93%

		End of Period
		December 31,	September 30,	December 31,
		2016	2016	2015
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$672,650	$670,259	$644,053
(S)	Less: goodwill and intangible assets	(84,102)	(84,244)	(84,676)
(T)	Total tangible common shareholders’ equity (R–S)	$588,548	$586,015	$559,377
(U)	Total assets (GAAP)	5,486,268	5,447,911	5,187,916
(S)	Less: goodwill and intangible assets	(84,102)	(84,244)	(84,676)
(V)	Total tangible assets (U–S)	$5,402,166	$5,363,667	$5,103,240
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.26%	12.30%	12.41%
	Tangible common equity-to-tangible assets ratio (T/V)	10.89%	10.93%	10.96%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$672,650	$670,259	$644,053
(W)	Actual common shares outstanding	25,875,765	25,867,093	26,027,584
	Book value per common share (GAAP-derived) (R/W)*1000	$26.00	$25.91	$24.75
	Tangible common book value per share (T/W)*1000	$22.75	$22.65	$21.49
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